UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2026
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ARTIVION, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia	30144
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 419-3355
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AORT	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Securities Purchase Option Agreement

As previously disclosed in connection with the announcement of the Exclusive Distribution Agreement, dated September 11, 2019, between JOTEC GmbH, a wholly owned subsidiary of Artivion, Inc., a Delaware corporation formerly known as CryoLife, Inc. (“Artivion”), and Endospan Ltd., an Israeli corporation (“Endospan”), and the Loan Agreement and Debenture, each dated September 11, 2019 and amended on July 1, 2024, entered into between Artivion and Endospan, on September 11, 2019, Artivion, Endospan, the securityholders of Endospan listed on Schedule 1 thereto (together with any additional securityholder that becomes a party by joinder, the “Securityholders”), and Shareholder Representative Services LLC, as the Securityholder representative, entered into a Securities Purchase Option Agreement (as amended on July 1, 2024 and January 9, 2026, the “Agreement”).

Pursuant to the Agreement and as previously disclosed, in exchange for paying $1.0 million to Endospan, Artivion received the option to purchase (directly or indirectly through an affiliate) all of the outstanding securities of Endospan from the Securityholders, or the option to acquire all of Endospan’s assets (the “Option”), in each case expiring 90 days after Endospan’s receipt of approval from the U.S. Food and Drug Administration (“FDA”) for Endospan’s Nexus™ product. On April 2, 2026, Endospan received FDA approval of its Nexus™ product, and on May 7, 2026, CryoLife Asia Pacific Pte. Ltd., a private company limited by shares organized in Singapore and a wholly owned subsidiary of Artivion, delivered notice of its election to exercise the Option.

In connection with the grant of the Option, Endospan amended and restated its articles of association to provide Artivion with a veto share requiring Endospan to obtain Artivion’s consent during the option period for certain transactions, including any liquidation, dissolution, recapitalization, merger, acquisition or initial public offering.

The Agreement provides for a base purchase price of $175.0 million, which Artivion may elect to pay (or cause to be paid) either entirely in cash, or as $162.5 million in cash and $12.5 million in shares of Artivion’s common stock. Artivion has elected, subject to the closing of the acquisition, to cause the purchase price to be paid entirely in cash. The purchase price is subject to certain adjustments for, among other things, working capital, indebtedness, cash and transaction expenses, as well as escrowed and reserved amounts for indemnification and purchase price adjustments, and outstanding indebtedness, including amounts outstanding under the Amended and Restated Loan Agreement. Artivion expects the net purchase price, after offsetting the loans under the Amended and Restated Loan Agreement, to be approximately $135.0 million. The purchase price is also subject to certain post-closing adjustments. Artivion intends to fund the purchase price through borrowings under its previously disclosed term loan facility pursuant to the Second Amendment to Credit and Guaranty Agreement, dated as of September 12, 2025.

In addition, the Agreement provides for contingent consideration of up to $200.0 million based on the future performance of Endospan’s Nexus™ product, which amount, if any, would be determined and payable approximately two years following the closing of the acquisition.

The Agreement contains customary representations, warranties and covenants made by each of the Securityholders, Endospan and Artivion. It also provides for certain indemnification rights, pursuant to which, following the closing, the Securityholders, severally and not jointly, will indemnify Artivion and its officers, directors, employees, agents and affiliates, including Endospan after the closing, and Artivion will indemnify the Securityholders and their respective officers, directors, employees, agents and affiliates, excluding Endospan after the closing, in each case for losses arising from, among other things, breaches of representations, warranties and covenants and other specified matters, subject to certain survival periods, thresholds, caps and other limitations set forth in the Agreement.

The closing of the acquisition is subject to customary closing conditions for transactions of this type, including, among others, Artivion’s satisfactory completion of due diligence, the absence of any law or order that prohibits or otherwise prevents the consummation of the acquisition, the absence of any legal restraint that prohibits or otherwise prevents the consummation of the acquisition, the accuracy of the representations and warranties (subject to certain materiality standards), compliance with covenants under the Agreement, the absence of any material adverse effect on Endospan’s business and the receipt of required governmental approvals and third-party consents.

The Agreement and the Option may be terminated prior to the closing by mutual written consent of Artivion and Endospan; by Artivion in the event of an uncured breach by Endospan or the Securityholders of their respective representations, warranties or covenants, or by Endospan in the event of an uncured breach by Artivion of its representations, warranties or covenants, in each case resulting in the failure of a closing condition; by Artivion or Endospan if a law, order or other legal restraint prohibits or otherwise prevents the consummation of the acquisition, in each case subject to certain provisos set forth in the Agreement, or upon the occurrence of certain specified events, subject to certain cure rights and limitations set forth in the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Option Agreement, dated as of September 11, 2019, by and among Artivion, Endospan, the Securityholders and Shareholder Representative Services LLC, as the securityholder representative, Amendment No. 1 to Securities Purchase Option Agreement, dated July 1, 2024, by and among Artivion, Endospan and Shareholder Representative Services LLC, as the securityholder representative, and Amendment No. 2 to Securities Purchase Option Agreement, dated January 9, 2026, by and among Artivion, Endospan and Shareholder Representative Services LLC, as the securityholder representative, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The Agreement and its description have been included in this Current Report on Form 8-K to provide investors with information regarding their material terms and are not intended to provide any other factual information about the parties to the Agreement or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement as of the specific dates set forth therein, are solely for the benefit of the parties to the Agreement, may be subject to qualifications and limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating risk among such parties rather than establishing matters of fact, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Artivion’s public disclosures.

References to Nexus™ refer to Endospan’s NEXUS™ Aortic Arch Stent Graft System product. All brands, product names, company names, trademarks and service marks are the properties of their respective owners.

Item 2.02    Results of Operations and Financial Condition.

On May 7, 2026, Artivion issued a press release announcing its financial results for the first quarter ended March 31, 2026 and the exercise of the Option. Artivion hereby incorporates by reference herein the information set forth in its press release dated May 7, 2026, a copy of which is attached hereto as Exhibit 99.1. Except as otherwise provided in the press release, the press release speaks only as of the date of such press release and it shall not create any implication that the affairs of Artivion have continued unchanged since such date.

The information provided pursuant to this Item 2.02, including Exhibit 99.1 attached hereto, is to be considered “furnished” pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of Artivion’s reports or filings with the Securities and Exchange Commission (the “SEC”), whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements for the purposes of federal and state securities laws. These forward-looking statements involve risks and uncertainties that could significantly affect the financial or operating results of Artivion. Forward-looking statements in this Current Report on Form 8-K include, among other things, statements about Artivion’s future financial performance, the consummation of the acquisition, the satisfaction of closing conditions, the expected net purchase price, the anticipated financing of the acquisition, including borrowings under Artivion’s term loan facility, the future performance of the NEXUS™ product and related contingent consideration, purchase price adjustments and indemnification obligations. These forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among other things, risks related to management’s expectations about Artivion’s performance, expressed or implied financial results, the possibility that the conditions to the consummation of the acquisition will not for any reason be satisfied in a timely manner or at all, failure to consummate or delay in consummating the acquisition, risks related to the financing of the acquisition, uncertainties related to the calculation of the purchase price adjustments, escrow recoveries, indemnification claims and contingent consideration, the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement, and other risks and uncertainties, including but not limited to those described in Artivion’s Annual Report on Form 10-K on file with the SEC and from time to time in other reports including Artivion’s Quarterly Reports on Form 10-Q. Please refer to the last paragraph of the text portion of the press release attached as Exhibit 99.1 hereto for further discussion about forward-looking statements. Artivion disclaims any obligation or duty to update or modify any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description
10.1*+^	Securities Purchase Option Agreement, dated as of September 11, 2019, by and among CryoLife, Inc., Endospan Ltd., the securityholders of Endospan listed on Schedule 1 thereto (together with any additional securityholder that becomes a party by joinder) and Shareholder Representative Services LLC, as the Securityholder representative.
10.2*^	Amendment No. 1 to Securities Purchase Option Agreement, dated July 1, 2024, by and among Artivion, Inc., Endospan Ltd. and Shareholder Representative Services LLC, as the securityholder representative.
10.3*^	Amendment No. 2 to Securities Purchase Option Agreement, dated January 9, 2026, by and among Artivion, Inc., Endospan Ltd. and Shareholder Representative Services LLC, as the securityholder representative.
99.1**	Press Release dated May 7, 2026.
104*	Inline XBRL for the cover page of this Current Report on Form 8-K.
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*	Filed herewith.
**	Furnished herewith.
+	Schedules or similar attachments have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.
^	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Artivion, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 7, 2026

ARTIVION, INC.

By:	/s/ Lance A. Berry
Name:	Lance A. Berry
Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer